Exhibit 22
List of Guarantors and Subsidiary Issuers of Guaranteed Securities
as of March 31, 2021

The following is a list of guarantors of the $500.0 million aggregate principal amount of 9.50% senior notes due 2025, $500.0 million aggregate principal amount of 5.125% senior notes due 2027, $750.0 million aggregate principal amount of 5.625% senior notes due 2029 and $550.0 million aggregate principal amount of 5.00% senior notes due 2030, issued by Olin Corporation:

Name of Guarantor	Jurisdiction of Incorporation
Sunbelt Chlor Alkali Partnership	Delaware
Olin Chlorine 7, LLC	Delaware
Blue Cube Operations, LLC	Delaware
Pioneer Americas LLC	Delaware
Olin Winchester, LLC	Delaware
Winchester Ammunition, Inc.	Delaware
Blue Cube Spinco, LLC	Delaware

The following is a list of guarantors of the $500.0 million aggregate principal amount of 10.00% senior notes due 2025 issued by Blue Cube Spinco LLC, a wholly-owned subsidiary of Olin Corporation:

Name of Guarantor	Jurisdiction of Incorporation
Olin Corporation	Virginia
Sunbelt Chlor Alkali Partnership	Delaware
Olin Chlorine 7, LLC	Delaware
Blue Cube Operations, LLC	Delaware
Pioneer Americas LLC	Delaware
Olin Winchester, LLC	Delaware
Winchester Ammunition, Inc.	Delaware